PLACEMENT AGENCY AGREEMENT

                                                April 12, 1999

The Zanett Securities Corporation
Tower 49, 31st Floor
12 East 49th Street
New York, New York 10017

Gentlemen:

      This agreement ("AGREEMENT") will confirm that HENLEY HEALTHCARE, INC., a Texas corporation (the "COMPANY"), has retained The Zanett Securities Corporation ("ZANETT" or the "PLACEMENT AGENT") as its exclusive placement agent to assist the Company, during the 30 day period commencing on the date hereof (the "TERM"), on "best-efforts" basis, in connection with the placement of up to 2,250 units (the "UNITS") in two tranches at an aggregate price of $1,000 per Unit, each Unit consisting of (i) one share of the Company's Series C Convertible Preferred Stock, par value $.10 per share (each, a "PREFERRED SHARE"), convertible into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), and (ii) one warrant to acquire 166.667 shares of Common Stock (each, a "WARRANT"). The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares will be convertible into shares of Common Stock, are set forth in a Statement of Designation of Rights and Preferences (as defined in the Securities Purchase Agreement (defined below), the "STATEMENT OF DESIGNATION"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Statement of Designation are referred to herein as the "CONVERSION SHARES" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES." The Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "SECURITIES." The Company agrees that, during the Term, Zanett shall have the exclusive right to offer and place the Securities and that all conversations, negotiations, documents and other materials exchanged between the Company and the Placement Agent shall not be disclosed or released to any third party without the prior written consent of Zanett. The Company acknowledges that certain of the aforementioned Securities may be purchased by affiliates of Zanett.

      The Units are being offered to "accredited investors" in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each prospective investor ("INVESTOR") subscribing to purchase the Units will be required to deliver, among other things, a Securities Purchase Agreement between the Company and the Investor (the "SECURITIES PURCHASE AGREEMENT") in form and substance reasonably satisfactory to Zanett and the Company, representing and warranting, among other things, that such Investor is an "accredited investor" as such term is defined in Regulation D. Contemporaneous with the execution and delivery of the Securities Purchase Agreement, the Investors shall execute and deliver a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in form and substance reasonably satisfactory

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to Zanett and the Company pursuant to which the Company will agree to provide the Investors certain registration rights under the Securities Act with respect to the Securities.

      The Securities Purchase Agreement, the Statement of Designation, the Warrants and the Registration Rights Agreement are referred to herein collectively as the "OFFERING DOCUMENTS." The offering of Units described in the Offering Documents is referred to herein as the "OFFERING."

      1. APPOINTMENT OF PLACEMENT AGENT. Zanett is hereby appointed Placement Agent of the Company for the purposes of assisting the Company in finding qualified Investors to participate in the Offering. On the basis of the representations and warranties and subject to the terms and conditions contained herein, Zanett hereby accepts such agency and agrees to assist the Company in finding qualified Investors to participate in the Offering. Zanett's agency hereunder is not terminable by the Company except upon termination of the Offering. Upon termination of the Offering, all subscriptions received, if any, shall be returned to Investors.

      2.    CLOSING; PLACEMENT FEE AND WARRANT; EXPENSES.

            a. CLOSING. Upon satisfaction of the conditions to the closing contained in the Securities Purchase Agreement, the closings (each, a "CLOSING") of the purchase and sale of the Units shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP or such other mutually agreed place, at such times and dates (each, a "CLOSING DATE") as may be agreed upon between the Placement Agent, the Investors and the Company.

            b. PROCEDURES AT CLOSING. Counsel for the Placement Agent shall act as escrow agent for each Closing (the "ESCROW AGENT"). At each Closing:

                  (i) The Company shall deliver to the Escrow Agent, on behalf of the Placement Agent and the Investors, an opinion of the Company's outside legal counsel, dated as of the Closing Date, in such form as required by the Securities Purchase Agreement.

                  (ii) The Company shall deliver to the Escrow Agent certificates from the Company, signed by the President or a Vice President thereof, certifying that attached thereto is a true and correct copy of resolutions adopted by the Company's Board of Directors authorizing (A) the execution, delivery and performance of this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants and other documentation related to the Offering, (B) the execution and filing of the amendment to the Statement of Designation with the Secretary of State of the State of Texas referred to in the Securities Purchase Agreement, and (c) the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

                  (iii) The Company shall deliver to the Escrow Agent a certificate of good standing of the Company, dated as of a recent date, from the Secretary of State of the State of Texas.

                  (iv) Each Investor shall deliver to the Escrow Agent two executed copies of the Securities Purchase Agreement and Registration Rights Agreement signed by such Investor,

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and the Company shall deliver to the Escrow Agent with respect to each Investor two executed copies of its acceptance of the Securities Purchase Agreement and Registration Rights Agreement executed by such Investor.

                  (v) Each Investor shall have delivered by wire transfer to an escrow account designated by the Escrow Agent an amount equal to the aggregate purchase price of the Units(s) being purchased by such Investor at such Closing.

                  (vi) The Company shall have delivered to the Escrow Agent the duly executed Preferred Shares and Warrants being purchased by the Investors in such denominations as the Investors shall request.

                  (vii) The Company and the Placement Agent shall instruct the Escrow Agent to pay to the Company the purchase price (the "PURCHASE PRICE") for the Units subscribed for at such Closing, less the Placement Agent Fee (as defined below), out of the funds on deposit in the escrow account received from Investors whose Securities Purchase Agreements have been accepted.

            c. PLACEMENT FEE; EXPENSES. The Company covenants and agrees to pay to the Placement Agent at the Closing a fee (the "PLACEMENT AGENT Fee") equal to 9.5% of the aggregate gross proceeds payable to the Company for the sale of the Units at each Closing. The Placement Agent Fee shall be delivered by the Escrow Agent to Zanett by wire transfer, in accordance with Zanett's written wiring instructions, from the funds on deposit in the escrow account simultaneously with payment for and delivery of the Units at such Closing under the Securities Purchase Agreement as provided in paragraph 2(a) above. In addition, the Placement Agent shall be entitled to receive from the Company a non-accountable expense allowance (the "EXPENSE ALLOWANCE") equal to $55,000. Such Expense Allowance shall be delivered in the same manner as the Placement Agent Fee. In addition, the Company shall pay to the Placement Agent, on the first day of each calendar month during which any Preferred Shares or Warrants are outstanding, a monitoring and financial advisory fee of Two Thousand Seven Hundred Dollars ($2,700.00).

            d. WARRANTS. In addition to the Placement Agent Fee, at each Closing under the Securities Purchase Agreement, the Company shall issue to the Placement Agent warrants, in substantially the form attached hereto as EXHIBIT A, to purchase 83.333 shares of the Company's Common Stock for each $1,000 of aggregate gross proceeds received by the Company from the sale of the Units at the Closing (the PLACEMENT WARRANTS"). The Placement Warrants shall be exercisable for a period of forty (40) months from the date of issuance at a price per share equal to 110% of the average of the Closing Sale Prices (as defined in the Statement of Designation) for the Common Stock during the ten
(10) consecutive trading days ending on the trading day immediately preceding the Closing Date. The shares of the Company's Common Stock issuable upon exercise of the Placement Warrants shall hereinafter be referred to as the "PLACEMENT WARRANT SHARES." The Company shall grant the Placement Agent certain registration rights under the Securities Act with respect to the Placement Warrant Shares pursuant to the Registration Rights Agreement.

            e. EXPENSES OF OFFERING. The Company shall be responsible for and shall bear all expenses directly and necessarily incurred by it in connection with the Offering, including, but not limited to, the following: filing fees, registrar and transfer agent fees, investigatory fees (including, but not limited to travel, lodging and entertainment expenses), issuer's counsel and accounting fees, blue sky fees and counsel, if any, and issue and transfer taxes, if any. In the event one or both of the Closings do not occur during the Term, the Company shall reimburse the Placement Agent for its reasonable out-of-pocket expenses incurred in connection with the Offering.

            f.    NON-CIRCUMVENTION PERIOD; LOCK-UP PERIOD.

                  (i) The Company agrees that, during the period beginning on the date hereof and ending three (3) years following the later of the date hereof and the date of the First Closing (as defined in the Securities Purchase Agreement) (the "NON-CIRCUMVENTION PERIOD"), it will not, without the prior written consent of the Placement Agent, negotiate or contract or have discussions concerning any such matters with any Investor or any other party introduced to the Company by Placement Agent to obtain additional financing in any form.

                  (ii) The Company agrees that, during the period beginning on the date hereof and ending on that date on which the Purchasers (as defined in the Securities Purchase Agreement) no longer own twenty percent (20%) or more of the Preferred Shares (as defined in the Securities Purchase Agreement) purchased at the First Closing (the "LOCK-UP PERIOD"), it will not, without the prior written consent of the Placement Agent, contract with any other party to obtain additional financing in which any equity or equity-linked securities are issued ("FUTURE OFFERINGS"); PROVIDED, HOWEVER, the limitation contained in this sentence shall not apply to any transaction if at the time of such transaction the aggregate number of Conversion Shares (as defined in the Securities Purchase Agreement) issuable on Conversion of Preferred Shares issued at the First Closing is less than twenty percent (20%) of the average daily trading volume for shares of Common Stock on the principal exchange or market on which such shares are traded for the ten (10) trading days immediately preceding the date of such determination. The Company agrees from the date of this Agreement until the end of the Lock-Up Period it will not conduct any Future Offering unless it shall have first delivered to the Placement Agent written notice of such proposed Future Offering, including the terms and conditions thereof, and providing the Placement Agent an option, which option must be exercised within fifteen (15) days following delivery of such notice, to act as the placement agent for such Future Offering on terms, including fees, no less favorable to the Company as those set forth in such notice and to place the securities being offered by the Company in the Future Offering to the Investors or to such other persons or entities as the Placement Agent shall determine (the limitations referred to in this and the immediately preceding sentence are hereinafter collectively referred to as the "CAPITAL RAISING LIMITATION"). The Capital Raising Limitation shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company, provided such shares are not covered by an effective registration statement within one year of the date of consummation thereof. The Capital Raising Limitation shall also not apply to (i) the issuance of securities pursuant to an underwritten public offering, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, bonus or restricted stock plan for the benefit of the Company's employees, consultants or directors pursuant to plans approved by a majority of the Board of Directors who are not officers of the Company or a majority of the Board's compensation committee, if any.

      3. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

            a. The Company represents and warrants to Zanett that this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution by Zanett, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            b. The Company has delivered to Zanett true and complete copies of the SEC Documents (as defined in the Securities Purchase Agreement) filed by the Company on or after December 31, 1997 with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            c. The Company recognizes and confirms that Zanett (i) will use and rely primarily on the SEC Documents and on information provided by the Company in connection with the transactions contemplated by this Agreement in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized to assist the Company in the structuring of the Offering with any prospective purchaser who is an "accredited investor" as defined in Regulation D under the Securities Act and to provide copies of the SEC Documents and forms of the Securities Purchase Agreement and other Offering Documents to prospective purchasers of the Company's securities in connection with the performance of Zanett's services hereunder; and (iii) does not assume responsibility for the accuracy or completeness of the SEC Documents.

            d. In addition to the foregoing, the Company hereby incorporates by reference all of the representations and warranties and covenants to be set forth in the Securities Purchase Agreement and the other Offering Documents with the same force and effect as if specifically set forth herein.

            e. So long as Zanett and/or affiliates own any securities of the Company issued pursuant to the Offering Documents or this Agreement, (i) the Company shall provide Zanett, within three (3) business days of the filing or preparation thereof, with such financial and other statements including, without limitation, management letters and consolidated financial statements as are provided to any other lenders to or security holders of the Company; (ii) in the event any current officer, director, employee, consultant or other agent ceases, subsequent to the date hereof, to have such relationship with the Company and such cessation has, or is likely to have, a material adverse effect on the Company, taken as a whole, the Company shall promptly notify Zanett of such event, which notification shall comprehensively describe such circumstances;
(iii) the Company shall, on a regular basis, provide to Zanett updates of any material litigation and/or governmental proceedings which could reasonably be expected to have a material adverse effect on the business of the Company; and
(iv) the Company shall promptly provide to Zanett notice of any event of default under any agreement or other document with any lender or holder of any security of the Company. Zanett shall hold in confidence and shall not make any disclosure (except to an Investor) or use of any such information disclosed to it pursuant to clauses (i) through (iv) above which the Company determines in good faith to be confidential, and of which determination Zanett is so notified, unless (a) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (b) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Anything contained herein to the contrary notwithstanding, Placement Agent's obligations to proceed with the Offering is conditioned upon Placement Agent's due diligence investigation of the Company. Zanett shall be fully informed by the Company of any events which might have a material affect on the financial condition of the Company. If, in Zanett's opinion, the condition of the Company, financial or otherwise, and its prospects are affected in a material and/or adverse manner and do not fulfill Zanett's expectations, Zanett shall have the sole discretion to review and determine its continued interest in the Offering.

            f. So long as Zanett and/or affiliates own any securities of the Company, the Company shall make available, during regular business hours, all records and books of account of the Company for inspection by Zanett, subject to the execution of an acceptable confidentiality agreement. The Company shall permit Zanett, at its expense and during regular business hours, to inspect its properties with three days notice and in a manner that does not disrupt operations.

            g. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Placement Warrants in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the Placement Warrants by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the Placement Warrant Shares issuable upon exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, except, as to stockholder approval, as set forth on Schedule 3(f) to the Securities Purchase Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Placement Warrants, such Placement Warrants will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

            h. The Placement Warrants and the Placement Warrant Shares issuable upon the exercise thereof are duly authorized and, upon issuance of the Placement Warrant Shares upon exercise of the Placement Warrants in accordance with the terms thereof, the Placement Warrant Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Company.

            i. Except as set forth on Schedule 3(f) to the Securities Purchase Agreement, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the Company's Articles of Incorporation or By-laws or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (B), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the operation, properties, prospects or financial condition of the Company ("MATERIAL ADVERSE EFFECT")). The Company is not in violation of its Articles of Incorporation or By-laws and is not in default (and no event has occurred which with notice or lapse of time of both would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

            j. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of Placement Warrant Shares to provide for the full exercise of the outstanding Placement Warrants.

            k. The Company shall promptly secure the listing of the Placement Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Placement Warrant Shares from time to time issuable upon exercise of the Placement Warrants; PROVIDED, HOWEVER, that the Placement Agent acknowledges and agrees that the Company will be required to obtain shareholder approval for the issuance of the Placement Warrant Shares subsequent to the First Closing in order to secure such listing with respect to listing a number of shares in excess of the Cap Amount (as defined in the Statement of Designation).

            l. The Placement Agent represents and warrants to the Company that:

                  (i) The Placement Agent is acquiring the Placement Warrants and the Placement Warrant Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.

                  (ii) The Placement Agent is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D.

                  (iii) The Placement Agent understands that the Placement Warrants and the Placement Warrant Shares are being issued to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Placement Agent's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of Placement Agent to acquire the Placement Warrants and the Placement Warrant Shares.

                  (iv) The Placement Agent understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Placement Warrants and the Placement Warrant Shares issuable upon exercise thereof have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) the resale of the Securities has been registered thereunder; or (b) Placement Agent shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Securities are sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); or (d) the Securities are sold or transferred to an affiliate of Placement Agent who agrees to sell or otherwise transfer such securities only in accordance with the provisions of the terms hereof and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, such securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  (v) This Agreement has been duly and validly authorized, executed and delivered on behalf of Placement Agent and is the valid and binding agreement of Placement Agent enforceable against Placement Agent in accordance with its terms.

                  (vi) The Placement Agent is a registered broker dealer (as such term is defined under the Securities Act of 1933, as amended) and has not made any general solicitations (as such term is defined under the Securities Act of 1933, as amended) with respect to the sale of the Securities.

      4. PUBLICITY. The Company shall not make any reference to Zanett or to any of its affiliates in any release or other communication without Zanett's prior written consent. Without Zanett's prior written consent, no advice rendered by Zanett in connection with the services performed by Zanett pursuant to this Agreement will be quoted by the Company, its affiliates or representatives nor will any such advice be referred to in any report, document, release or other communication, whether oral or written, prepared or issued or transmitted by such person, except to the extent required by law (in which case the appropriate party shall so advise Zanett in writing prior to such use and shall consult with Zanett with respect to the form and timing of the disclosure).

      5.    INDEMNIFICATION AND CONTRIBUTION.

            a. To the extent permitted by law, each party hereto (such party being the "INDEMNIFYING PARTY") will indemnify, hold harmless and defend the other party hereto and each of its directors, officers, partners, members, employees, agents and each person who controls such other party within the meaning of the Securities Act or the Exchange Act, if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (a) where the Company is the Indemnifying Party, (i) any transaction contemplated by this Agreement, the retention of Zanett as

Placement Agent under this Agreement, the performance of services by Zanett hereunder or any involvement or alleged involvement of Zanett in the Offering or
(ii) any breach of any of the Company's representations, warranties or covenants contained herein or (b) where Zanett is the Indemnifying Party, any breach of any of Zanett's representations or warranties contained herein. The Indemnifying Party shall reimburse each of the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable out of pocket expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 5(a) shall not (i) apply in instances where the Claims were the result of Zanett's or the Company's, in each case as the Indemnified Person, gross negligence or based on Zanett's or the Company's, in each case as the Indemnified Person, wilful misconduct, and (ii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            b. Promptly after receipt by an Indemnified Person under this
Section 5 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is made against the Indemnifying Party under this Section 5, deliver to the Indemnifying Party a written notice of the commencement thereof, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnifying Party and the Indemnified Person; PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnified Person, the representation by such counsel of the Indemnified Person and the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by the Indemnifying Party's counsel in such proceeding. The Indemnifying Party shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Placement Agent, where the Company is the Indemnifying Party, or the Company, where the Placement Agent is the Indemnifying Party. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve the Indemnifying Party of any liability to the Indemnified Person under this Section 5, except to the extent that the Indemnifying Party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            c. To the extent any indemnification by the Indemnifying Party of an Indemnified Person is prohibited or limited by law or otherwise unavailable in respect of any Claim, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 5 to the fullest extent permitted by law. In this regard, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of any such Claim (i) in such portion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Person, on the other, from the structuring and issuance of the securities in the Offering or any other transaction in which Zanett rendered services hereunder or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Person, on the other, in connection with untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) which resulted in such Claim as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Person, on the other, shall be deemed to be in the same proportion as the total gross proceeds received by the Indemnifying Party in the Offering or any other financing bears to such Indemnified Person's compensation. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Person on the other shall be determined by reference to, among other things, whether such untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) relate to information supplied or action taken by the Indemnifying Party, on the one hand, or by the Indemnified Person, on the other, and the relevant persons' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements, omission or actions. The amount paid or payable by a party as a result of the Claim shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and Zanett agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            d. The aforesaid indemnity and contribution agreements shall apply to any related activities engaged in by any Indemnified Person prior to this date and to any modification of Zanett's engagement hereunder, and shall remain in full force and effect regardless of any investigation made by or on behalf of Indemnified Person or any of its agents, employees, officers, directors or controlling persons and shall survive the issuance of any securities in any transaction referred to hereunder (including the Offering) and any termination of this Agreement or Placement Agent's engagement hereunder. Each party hereto agrees to promptly notify the other party hereto of the commencement of any litigation or proceeding against it or any of its directors, officers, agents or employees in connection with the transactions contemplated hereby.

            e. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its owners, creditors or security holders for or in connection with advice or services rendered or to be rendered by Zanett pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for liabilities (and related expenses) of the Company that are determined by a final judgment of a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or wilful misconduct in connection with any such advice, actions, inactions or services.

      6. SURVIVAL OF CERTAIN PROVISIONS. The representations, warranties, covenants and provisions contained in Section 2(f), Section 3, Section 4 and
Section 5 hereof shall survive in full force and effect until Zanett no longer owns any Placement Warrants or Placement Warrant Shares, regardless of (a) any completion or termination of any financing contemplated by this Agreement (including the Offering), (b) any termination of this Agreement, or (c) any investigation made by or on behalf of Placement Agent or any affiliate of Placement Agent, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Zanett, the Indemnified Parties and any holder of Placement Warrants.

      7.    MISCELLANEOUS.

            a. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, receipt acknowledged or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be made to the parties at the addresses designated above or at such other or different addresses which party may subsequently provided with notice thereof, and, to their respective legal counsel, as follows:

                  (i)   IF TO PLACEMENT AGENT, to

                        The Zanett Securities Corporation
                        Tower 49, 31st Floor
                        12 East 49th Street
                        New York, NY 10017
                        Attention:  Claudio Guazzoni

       -with a copy simultaneously transmitted by like means to -

                        Klehr, Harrison, Harvey, Branzburg & Ellers
                        1401 Walnut Street
                        Philadelphia, PA 19102
                        Attention: Stephen T. Burdumy, Esquire

                 (ii)   IF TO THE COMPANY, to

                        Henley Healthcare, Inc.
                        120 Industrial Boulevard
                        Sugar Land, Texas 77478-3128
                        Telecopy: 281-276-7038
                        Attn:  Chief Financial Officer

            b. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            c. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of laws provisions). The Company hereby agrees to submit to the exclusive jurisdiction of an arbitration panel of the National Association of Securities Dealers, Inc. located in the City of New York in the State of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in by such panel. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought before any such court and any claims that any such suit, action or proceeding brought in any such arbitration panel has been brought in an inconvenient forum. The Company further agrees to pay or reimburse Zanett for all reasonable costs and expenses incurred by Placement Agent in connection with the enforcement of any of its rights under this Agreement, including without limitation, all attorneys' fees and expenses of its counsel.

            d. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            e. This Agreement may not be modified or amended except in writing duly sworn by the parties hereto.

            f. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            g. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      Please sign and return the original and one copy of this letter to indicate your acceptance of the terms set forth herein whereupon this letter and your acceptance shall constitute a binding agreement between you and the Company.


                                          Very truly yours,

                                          HENLEY HEALTHCARE, INC.

                                          By: /s/ MICHAEL M. BARBOUR
                                          Name: Michael M. Barbour
                                          Title: President & CEO

Accepted and Agreed to
this 12th day of April, 1999.

THE ZANETT SECURITIES CORPORATION

By: /s/ CLAUDIO GUIAZZONI
Name: Claudio Guiazzoni
Title: President